Exhibit 10.9

                             OPERATING AGREEMENT OF
                             L-S CORONA POINTE, LLC,
                     A CALIFORNIA LIMITED LIABILITY COMPANY


     THIS OPERATING AGREEMENT ("Agreement") of L-S CORONA POINTE, LLC, a California limited liability company (the "Company"), is adopted effective as of the 10th day of November, 2004, by CCI Corona, LLC, a Colorado limited liability company [CCI Entity] ("CCI Entity") and Charmar Property Acquisitions, Inc., a California Corporation ("Charmar") (individually "Member" and collectively "Members").

                                    RECITALS:


     A. Charmar owns a certain portion of real property described on Exhibit A, attached hereto and incorporated herein ("Property"), and has leased the Property to a third party pursuant to that certain Lease dated August 2, 2004("Lease").

     B. Charmar desires to develop the Property and to construct on the Property a restaurant for operation under the Lease. CCI Entity desires to provide financing for said development.

     C. The Members have determined to form the Company to own, develop, lease and sell the Property, subject to the terms of this Agreement.

     D. The Members shall make contributions to the Company subject to the terms of this Agreement.

     E. The Members have caused the LLC to be formed pursuant to the provisions of the (California) Beverly-Killea Limited Liability Company Act (the "Act") as set forth in Title 2.5 (commencing with Section 17000) of the Corporations Code of the State of California (the "Statute").

     F. The Members have entered into this Agreement to memorialize their relationship with one another and with the Company with respect to the activities thereof.


                    1. FORMATION OF LIMITED LIABILITY COMPANY

1.1 Articles of Organization. The Company has been organized as a California limited liability company by the filing of the Articles of Organization under and pursuant to the Act. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights and obligations of any Member are different, by reason of any provision of this Agreement, than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control. The Members may also file such other documents or applications to do business in such other states or jurisdictions, as may be determined by the Members.

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1.2  Name. The name of the Company is L-S CORONA POINTE, LLC, a California limited liability company and all Company business must be conducted in that name.

1.3 Purpose. The purpose of the Company shall be to own, develop, lease and sell the Property for investment purposes. The Company shall have the authority to do all things reasonably necessary, convenient, or expedient towards carrying out the purpose of the Company, including but not limited to, the right to enter into and execute contracts, leases, deeds and any and all other instruments and agreements appropriate to the prudent and proper ownership, maintenance, and disposition of real property.

1.4 Registered Agent. The name and address of the Company's agent for service of process is as set forth in the Company's Articles of Organization
1.5

1.6 Principal Place of Business. The location of the principal place of business of the Company shall be 2041 Business Center Drive, Suite 110, Irvine, California 92612 and the records of the Company required by the Act to be maintained shall be maintained at that location. The Company may maintain other places of business as the Manager may designate from time to time.

1.7 Term. The Company commenced at the time the Articles of Organization were filed with the Secretary of State and shall continue in existence until terminated in accordance with the Act or this Agreement.

1.8 Title to Property. Title to all real or personal property acquired by the Company shall be acquired, held, and conveyed in the name of the Company, unless the Members otherwise agree.

                                 2. DEFINITIONS

     Defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context requires otherwise, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa. "Article" and "Section" references are references to the Articles and Sections of this Agreement.

     "Act" means the (California) Beverly-Killea Limited Liability Company Act
          (the "Act") as set forth in Title 2.5 (commencing with Section 17000) of the Corporations Code of the State of California

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     "Affiliate" means, when used with reference to a specific Person, (a) any
          Person directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (b) any Person that is an officer, director, manager, trustee or beneficiary of or partner in, or serves in a similar capacity with respect to, the specified Person or of which the specified Person serves in a similar capacity, and (c) any Person that, directly or indirectly, is the beneficial owner of 50% or more of any class of equity securities of, partnership or membership interests in or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person is directly or indirectly the owner of 50% or more of any class of equity securities, membership or partnership interests, or in which the specified Person has a substantial beneficial interest. For purposes herein, control means ownership of fifty percent (50%) or more of any class of equity securities, membership or partnership interests.

     "Agreement" means this Operating Agreement (including all Exhibits hereto), as it may be amended, supplemented, or restated from time to time.

     "Allocation Percentages" means those percentages for each of the Members as set forth on Exhibit A-1, as applicable, attached hereto and incorporated herein by reference.

     "Assign" or "Assignment" means, with respect to any Company Interest or any part thereof, to offer, sell, assign, transfer, give, pledge, encumber, hypothecate, or otherwise dispose of, whether voluntarily or by operation of law.

     "Assignee" means a Person to whom an interest in any Company Interest has been assigned in a manner permitted under this Agreement.

     "Bankruptcy" or "Bankrupt" as to any Person means the filing of a petition for relief as to any such Person as debtor or bankrupt under the Bankruptcy Code or like provision of law (except if such petition is contested by such Person and has been dismissed within one hundred twenty (120) days); insolvency of such Person which is finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; or commencement of any proceedings relating to such Person under any other reorganization, arrangement, insolvency, adjustment of debt, or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereby or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within one hundred twenty (120) days.

     "Capital Account" means the capital account maintained for each Member pursuant to Section 3.5 of this Agreement.

     "Capital Contribution" means any cash or property (valued, for this purpose, at its fair market value on the date of contribution) contributed to the Company by a Member.

     "Cash Flow" means, for any period, all cash receipts of the Company including, without limitation, financing proceeds, during such period (other than Capital Contributions) (a) reduced by the sum of the following items, to the extent such items are paid from receipts from such period (other than Capital Contributions): (i) all principal and interest payments (or prepayments) on any Company indebtedness during such period, (ii) all cash expenditures paid or incurred by the Company during such period, (iii) all additions to the Reserves for the Company during such period, and (iv) all payments made for maintenance, repair and replacement of Company property during such period; and (b) increased by all reductions in Reserves during such period.

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     "Closing Costs" means all closing cost (e.g., title company closing fees, taxes, recording fees, etc.) paid by the Company at the closing of the purchase of the Property, including the cash required to close as defined in Section 3.4 below.

     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

     "Company Interest" means the interest of a Member in the Company, whether held by such Member or an immediate or subsequent Assignee thereof, including, without limitation, such Member's right (a) to a share of Company allocations and distributions (including in kind distributions) in accordance with the Allocation Percentages, (b) to vote, consent, or withhold consent with respect to any Company matters, and (c) to participate in the management of the business and affairs of the Company in accordance with this Agreement.

     "First Closing" means the date upon which the Company conveys all or any portion of the Property to a third party purchaser by deed.

     "Fiscal Year" means the Company's annual accounting period established pursuant to Section 5.6 below.

     "IRS" means the Internal Revenue Service.

     "Majority of Sharing Percentages" means those Members holding in the aggregate more than 50% of the Sharing Percentages.

     "Members" means, individually or collectively, the persons described in the first paragraph of this Agreement, and any other Persons admitted as Members with the consent of all Members in accordance with this Agreement.

     "Person" means an individual or an entity.

     "Prime Rate" means the prime rate published from time to time in the Wall
          Street Journal, or if such publication is not in existence, a similar national business-oriented newspaper or publication.

     "Profit" or "Loss" means the profits and losses of the Company determined in accordance with the accounting methods adopted by the Members or as prescribed in the Code.

     "Purchase Contract" means any sale and purchase agreement with respect to any parcel of the Property, entered into by the Company either as Seller or Buyer.

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     "Reserves" means reasonable amounts, as determined by the Members, allocated from time to time to reserves maintained for working capital of the Company, other present or future capital needs of the Company and contingencies.

     "Ultimate Sale of the Property" means the date upon which the Company conveys title to the all of the Property (or the last remaining portion of the Property) to a third party purchaser evidenced by execution of a deed.

     "Sharing Percentages," means those percentages for each of the Members as set forth in Exhibit A, as applicable.

     "Treasury Regulations" or "Treas. Reg." means the income tax regulations issued (as Temporary or Proposed regulations, if so designated) under the Code and in effect, as amended, supplemented or modified from time to time.

                     3. MEMBERSHIP AND CAPITAL CONTRIBUTIONS

     3.1 Members. The Members of the Company and their respective business addresses to which notices shall be provided are:

Charmar Property Acquisition, Inc.         2041 Business Center Drive, Suite 110
                                           -------------------------------------
                                           Irvine, California 92612
CCI Entity                                 1440 Blake Street, #310
                                           Denver, Colorado 80202

3.2 Percentage Interests. The Members' interests in the Company shall be represented by the Allocation Percentages and Sharing Percentages held by each Member as provided for in Exhibit A-1. The Allocation Percentages and Sharing Percentages of each Member may not be reduced without such Member's consent.

3.3 Capital Contributions. CCI Entity shall initially contribute those amounts set forth in Exhibit A-1. Charmar shall contribute the Property to the Company by a special warranty deed and shall assign the Lease and all documents related to the Lease to the Company. The Members agree that, due to the various encumbrances, the Property and the assignment of the Lease will have a fair market value of $999.80.

3.4 Agreement to Secure Financing. CCI Entity will secure sufficient financing in an amount equal to budget attached hereto as Exhibit B ("Estimate") and at a rate no higher than Prime plus 25 basis points for an initial term of one year with the option to extend for another year.

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3.5  Capital Accounts. A separate Capital Account shall be maintained for each
     Member. Except as otherwise specifically provided for herein, no Member shall be entitled to receive interest on its respective Capital Account balance, but nothing herein shall prevent or prohibit the accrual and payment of interest by or among Members of the Company to Members or third parties for loans. Each Member's Capital Account shall be credited with the amount of money and the fair market value of other property contributed to the Company (net of liabilities secured thereby or taken subject to) pursuant to this Agreement. Each Member's share of Profit and Loss shall be credited or debited to their respective Capital Account. All distributions to a Member of cash or property (at the fair market value thereof net of liabilities secured thereby or taken subject to) shall be debited to the Member's Capital Account. The Capital Accounts shall be maintained in accordance with Treasury Regulation ss. 1.704-1(b), except as modified herein.

3.6 Additional Capital Contributions. The Members may be required to make additional Capital Contributions for, among other items, payment of all obligations relating to (i) the acquisition, holding costs or costs associated with ultimate sale of Property, (ii) payment of incidental costs with respect to the Company, including, but not limited to, financing fees,
     (iii) payment of principal and interest on any loans obtained by the Company which are not paid out of Cash Flow, and (iv) other costs incurred in connection with the purposes of the Company. All additional Capital Contributions in excess of established reserves shall require the approval of the Majority of Sharing Percentages. The time frame(s) for contributing additional Capital Contributions shall be determined at such time as the need therefore is determined. If the CCI Entity fails to make any additional Capital Contribution as required in this Section 3.6, CCI Entity may proceed under Section 3.10 below. No Member shall have any personal liability for any obligations of the Company.

3.7 Loans by Members. Nothing in this Agreement shall prohibit any Member from making secured or unsecured loans to the Company with or without interest, provided such loan is approved by the Members under Article 6. Loans by Members to the Company shall not be considered Capital Contributions. If a Member advances amounts to the Company in the form of a Loan, in excess of his Capital Contribution, such advances shall not increase the amount of the Capital Account of such Member. The amount of any such advances shall be a debt of the Company to such Member and shall be payable or collectible only out of Company assets in accordance with the terms and conditions upon which such advances are made, or as otherwise agreed upon by the Majority of Sharing Percentages. All member loans shall be retired before any distributions to Members can be made.

3.8 Return of Capital. Except as provided in this Agreement, no time has been agreed upon for the return of the Member's Capital Contributions. Except as provided in this Agreement, no Member has the right to demand and receive property other than cash in return for its Capital Contribution.

3.9 Organizational Costs. The Company shall reimburse to the Members and Manager reasonable costs incurred in connection with the formation of the Company, including attorney fees. Hereafter, legal fees and the fees of other consultants and professionals incurred by or on behalf of the Company shall be a Company obligation, provided the expenditures are approved pursuant to the further provisions hereof.

3.10 CCI Entity Resignation. CCI Entity shall have the right to resign or withdraw from the Company at any time during the term of this Agreement by giving the other Members 30 days prior written notice. Resignation of CCI Entity ("Withdrawing Member") shall not be considered to be a breach or default of this Agreement ("Permitted Withdrawal").

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     3.10.1 Consequences of Permitted Withdrawal. Following a Permitted
          Withdrawal of Withdrawing Member, the Withdrawing Member shall have no further right to participate in the management of the business and the affairs of the Company, or to vote or remain a Member. Notwithstanding that the Withdrawing Member forfeits all of its Company Interest upon a Permitted Withdrawal, the Withdrawing Member shall be entitled to receive all of its Capital Contributions, which the Withdrawing Member actually made to the Company, if an only if, there is an Ultimate Sale of the Property and the Property is sold at a Profit ("Returned Capital"). In no event shall the Withdrawing Member upon a Permitted Withdrawal be entitled to a return of any Priority Returns. The Returned Capital shall be paid to the Withdrawing Member or its successors or assigns by the Company within thirty (30) days after the Ultimate Sale of the Property, if the net sale proceeds are paid in cash; otherwise, the Returned Capital shall be paid pro rata in accordance with the sale payments made to the Company.

                                4. DISTRIBUTIONS

4.1 Discretionary Distributions. Subject to Section 3.7 and Section 4.2 below, all Cash Flow of the Company which the Majority of Sharing Percentages reasonably determines is not needed for the payment of existing and anticipated Company obligations and expenditures shall be distributed to the Members, as set forth below, at such time and in such amount as may be determined by the Majority of Sharing Percentages. It is acknowledged that the availability of Cash Flow will depend on the number and timing of sales of portions of the Property to third parties. All distributions shall first be applied in the following order:

     4.1.1 Payment of $91,400 to CCI Entity;

     4.1.2 Payment of $80,000 to CCI Entity;

     4.1.3 Payment of $80,000 to Charmar; and

     4.1.4 Once the foregoing amounts have been paid in full to all Members, all distributions shall be allocated among the Members in accordance with their respective Allocation Percentages.

4.2 Liquidation Distributions. In the event of liquidation of the Company, distributions may be made in cash or in kind. In the event that any distribution is made in kind, it shall be treated as if the assets had been sold by the Company at the time of such distribution for an amount equal to its then fair market value. For Capital Account purposes only, any gain or loss (on such deemed sale), which would have been recognized by the Company on such sale, shall be allocated to the Members in accordance with Article
     5. Such property shall then be distributed to the Members and the Company shall be credited with making a distribution in cash equal to the fair market value of such property (net of liabilities secured thereby or taken subject to). All distributions to Members on the liquidation of the Company shall be distributed in accordance with the provisions of Sections 4.1.1 through 4.1.4 above. For the purposes hereof, "fair market value" shall be determined by mutual agreement of the Members or, failing that, an appraiser qualified in real estate evaluations appointed by the Members. If the Members cannot agree on an appraiser, each shall appoint an appraiser and the fair market value shall be the average of the three fair market values returned. No Member shall be liable to the Company or to other Members for a deficit balance in his Capital Account following liquidation.

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                         5. ALLOCATIONS AND ACCOUNTING

5.1 Profits and Losses. All Loss of the Company shall first be charged in proportion to the positive Capital Accounts of the Members until they are reduced to zero, and thereafter in accordance with the Members' respective Allocation Percentages. All Profits shall be credited first to recover, and in proportion to, any Loss previously charged to the Members in accordance with Allocation Percentages, then to recover, and in proportion to, any Loss previously charged to the Members in reduction of their positive Capital Account balances as aforesaid, then to the Members' in the amount of their respective Priority Return until the amount allocated pursuant to this proviso equals the cumulative amount of the Priority Returns attributable to each Member for this and all prior fiscal years, and last in accordance with the Members' Allocation Percentages.

5.2 Regulatory and Special Allocations. The following regulatory and special allocation rules are applicable to the Company because it is intended that the Company be taxed as a partnership for income tax purposes.

     5.2.1 Any item of Company loss or deduction that is attributable to "nonrecourse debt," other than "partner nonrecourse debt," shall be allocated to Members in accordance with the Allocation Percentages. Any item of Company loss, deduction, or Code ss. 705(a)(2)(B) expenditure that is attributable (within the meaning of Regulation ss. 1.704-2(b)(4)) to a "partner nonrecourse debt" shall be allocated solely to the Member who bears the economic risk of loss for such debt. The foregoing is intended to comply with the "partner nonrecourse debt" allocation rules of Regulation ss. 1.704-2(b), and shall be interpreted consistently therewith.

          5.2.2 If there is a net decrease in "partnership minimum gain" or in the "minimum gain attributable to partner nonrecourse debt" (both as defined in Regulation ss. 1.704-2(d)) during any Company taxable year, items of Company income and gain for such taxable year (and, if necessary, subsequent taxable years) shall be allocated to the Members in the amount and manner described in Regulation ss. 1.704-2(b)(2). The foregoing is intended to be a "minimum gain chargeback" provision as described in Regulation ss. 1.704-2(b) and shall be interpreted consistently therewith.

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          5.2.3 A loss allocation shall not exceed the maximum amount of loss that can be allocated without causing or increasing a deficit balance in a Member's Capital Account as of the end of a Fiscal Year. Excess loss shall be allocated to other Members pro rata in proportion to, and to the extent of their positive Capital Account balances. If any such excess loss is allocated for any taxable year to any Members, such Members shall be allocated a pro rata amount of items of Company income and gain for the next succeeding taxable year (and, if necessary, subsequent taxable years) to the extent necessary to offset, as quickly as possible, the allocation of excess loss under this Section 5.2.3.

          5.2.4 If, notwithstanding the above, any Member has a Capital Account deficit balance as of the end of any Company taxable year, determined after the application of Section 5.2.3 but before the application of any other provision of this Article 5, then a pro rata amount of items of Company income and gain for such taxable year (and, if necessary subsequent taxable years) shall be allocated to all such Members pro rata in proportion to, and to the extent of, such Capital Account deficits. If any items of Company income or gain are allocated under this Section 5.2.4 for any taxable year to any Members, such Members shall be allocated a pro rata amount of items of Company deduction and loss for the next succeeding taxable year (and, if necessary, subsequent taxable years) to the extent necessary to offset, as quickly as possible, the allocations under this Section 5.2.4. This Section
               5.2.4 is intended to be a "qualified income offset" provision as described in Regulation ss. 1.704-1(b)(2) and shall be interpreted consistently therewith.

          5.2.5 In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treas. Reg. ss.ss. 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
               1.704-1(b)(2)(ii)(d)(6), which causes such Member to have a deficit Capital Account at the end of any Company Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore under the terms of the Operating Agreement, and (ii) the amount of the Member's share of minimum gain determined pursuant to Reg. ss. 1.704-1(b)(iv)(f), which is treated as the amount such Member is obligated to restore, then items of Company income and gain shall be specially allocated to such Members in an amount and manner sufficient to eliminate the deficit balances in their Capital Accounts created by such adjustments, allocations, or distributions as quickly as possible.

5.3  Special Tax Allocations.

     5.3.1 Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members in accordance with the Allocation Percentages.

     5.3.2 Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the Company shall be allocated to the Members in accordance with Code ss. 704(c).

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     5.3.3 If the Majority of Sharing Percentages determines, after consultation with legal counsel or the certified public accountant for the Company, that the allocation of any item of Company income, gain, loss, deduction, or credit is not specified in this Article 5 (an "unallocated item"), or that the allocation of any item of Company income, gain, loss, deduction, or credit hereunder is clearly inconsistent with the Members' economic interests in the Company (a "misallocated item"), then the Majority of Sharing Percentages may allocate such unallocated items, or reallocate such misallocated items, to reflect such economic interests. No allocation of an unallocated item or reallocation of a misallocated item pursuant to the preceding sentence shall require an amendment to this Agreement.

     5.3.4 For purposes of Treasury Regulation ss. 1.752-3(a) (relating to the sharing of partnership "nonrecourse liabilities" among partners for basis purposes), the percentage interests in Company profits shall be the Allocation Percentages.

5.4  Accounting, Tax Reports and Professionals.

     5.4.1 The Company accounting records shall be maintained at the principal place of business of the Company, and each Member shall at all times have access thereto. The Company shall keep its accounting records and shall report its income for income tax purposes on the method of accounting selected by the accountants normally servicing the books and records of the Company with the approval of the Members. The Fiscal Year of the Company shall be the calendar year. An annual accounting in writing (which may consist of the Company's tax return) shall be made to each Member no later than the first day of the fourth calendar month following each Fiscal Year and K-1 forms shall be provided to all Members by the first day of the third calendar month following each Fiscal Year.

     5.4.2 The Members shall cause to be prepared all income tax returns and reports required to be filed with the Internal Revenue Service, the Colorado Department of Revenue, and any other applicable government authorities. 5.4.3 Within ninety days after the end of each Fiscal Year, the Manager shall prepare, or cause to be prepared, an annual report including (i) balance sheet of the Company as of the end of such year and statements of operations and changes in Members' Capital Accounts; and (ii) a report of the activities of the Company during the period covered by the annual report. The annual report shall set forth distributions to the Members for the period covered thereby and the amount of such distributions released from Reserves established in a prior period.

     5.4.4 The Company shall engage the services of a certified public accountant and an attorney as determined by the Majority of Sharing Percentages. All expenses incurred in the creation of this Company and such additional services required by the Company not only from said professionals, but also from other experts and advisors, shall be a Company obligation and expense. If any Member incurs such expense, the Company shall reimburse the Member for such expense.

     5.5 Bank Accounts. Except as otherwise provided in this Agreement, the bank accounts of the Company shall be maintained in such banking institutions, as the Manager shall determine. The funds of the Company shall not be commingled with the funds of any other Person.

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5.6  Fiscal Year. The Fiscal Year of the Company for tax and accounting purposes shall be the calendar year.


5.7 Transfer of Interest. If an interest in the Company is transferred during a calendar year, all items of income, gain, loss, deduction and credit allocated pursuant to this Article 5 shall be allocated between the transferor and the transferee as of the last day of the month in which the transfer occurred. Items of Company gain or loss earned or incurred on the sale, exchange or other disposition of any Company asset shall be allocated to the Member owning the Company Interest at the time of the closing of said sale, exchange or other disposition of such Company asset.


                        6. MANAGEMENT/DECISIONS/MEMBERS

6.1 Management by Manager. The Company shall initially be managed by one Manager. The initial Manager shall be National Restaurant Development, Inc.("NRD") Subject to Sections 6.2 and 6.3 below, NRD alone may exercise management and control of the business of the Company by undertaking all transactions as detailed in the budget (attached hereto as Exhibit B"), and all obligations, undertakings or commitments on the part of the Company wherein the expenditures does not exceed $25,000.00 per transaction.

6.2 General Authority. The Manager shall have no power to cause the Company to do any act outside the purpose of the Company as forth in Section 1.3 hereof. Subject to the foregoing limitation and all other limitations in this Operating Agreement, the Manager shall have full, complete, and exclusive power to manage and control the Company, and shall have the full authority to take any action it deems to be necessary, convenient, or advisable in connection with the management of the Company, including, but not limited to, the power and authority to contract or act on behalf of the Company, so long as such action is detailed on the Estimate and/or such action does not result in an expenditure in excess of $25,000 per transaction.

6.3 Members' Consent. In addition to other rights granted to the Members under this Agreement, and to the extent that a greater percentage is not mandated by law, the consent of the Majority of Sharing Percentages shall be required to approve the following events or transactions:

     6.3.1 Affiliates. Any transactions, contracts, or agreements between the Company and a Member, or an Affiliate of a Member or any unrelated third party, in which the consideration exceeds that which would be paid to an unrelated third party for the performance of similar services;

     6.3.2 Obligations. Any indebtedness to be incurred by the Company whether recourse or non-recourse;

     6.3.3 Sale or Leasing of Assets. Any sale, transfer, exchange, lease or disposition of the assets of the Company, or the amendment of any lease of the assets of the Company; except that, should the Majority of Sharing Percentages approve a sale of the Property that the Minority of Sharing Percentages reasonably believe is undervalued, then the Minority of Sharing Percentages shall have 30 days to present to the Company with an alternate sale on terms equal to or better than the transaction approved by the Majority of Sharing Percentages.

     6.3.4 Judgments. Stipulate to a judgment against the Company;

     6.3.5 Notes. Bind or obligate the Company as a party, principal, accommodation party or surety or on any note, mortgage, deed of trust, lease (except as described above), contract, or commercial paper except for routine matters;

     6.3.6 Acquisitions and Sales. Bind or obligate the Company to acquire any additional property;


     6.3.7 Any action or contract other than as is set forth in the Estimate which results in an expenditure in excess of $25,000.00;

     6.3.8 New Business. Determine to enter a new business or otherwise undertake any other material matter not in the ordinary course of the Company's business; and

     6.3.9 Other Action. Take any other action described in this Agreement or the Act, which specifically requires the consent of all Members.

6.4 No Further Authorization. All decisions made for and on behalf of the Company by the Manager, pursuant to the authority granted in this Agreement and in the Act, shall be binding upon the Company. No Person dealing with the Manager shall be required to determine its authority to make any undertaking on behalf of the Company or to determine any facts or circumstances bearing upon the existence of such authority. Further, the Manager shall have authority to execute such documents for and on behalf of the Company as shall be specifically authorized by a resolution signed by the Majority of Sharing Percentages.

6.5 No Compensation. The Manager shall devote such time to the Company business as may be necessary to carry on and conduct such business for the greatest advantage of the Company, for which services the Manager shall not be compensated. However, the Manager shall act as the listing broker and shall be compensated accordingly.

6.6 Removal of a Manager. A Manager may not be removed, except for cause, and such removal requires a vote of the Majority of Sharing Percentages. If there is no other remaining Manager, then concurrent with such removal, the Members owning a Majority of Sharing Percentages shall designate in writing a successor. Following any such removal, the removed party shall thereafter be deemed to be still a Member, if such is the case, whose interest shall be subject to all of the terms of this Agreement. The removal of a Manager who is also a Member shall not cause a reduction in Allocation Percentages or Sharing Percentages. If there is a remaining Manager or Manager(s), then such Manager or Manager(s) shall continue as such without a successor manager being selected.

6.7 Expenses. Except as otherwise set forth herein, all of the Company's expenses shall be billed directly to and paid by the Company. The Company shall reimburse the Members, the Manager, and their Affiliates for the cost to the Members and their Affiliates of any expenses directly related to the Company.

6.8 Indemnity. No Manager, Member, or Affiliate performing services on behalf of the Company (hereinafter collectively referred to as "Indemnitees") shall have any liability, responsibility, or accountability in damages or otherwise to any other Member or the Company for any loss suffered by the Company which arises out of any act or omission performed or omitted by such Indemnitee in good faith and in a manner reasonably believed to be within the scope of the authority granted to it by this Agreement and in the best interest of the Company, provided that such act or omission did not constitute fraud, gross negligence, or willful misconduct by such Indemnitee. Each Indemnitee shall be indemnified by the Company, and the Company hereby agrees to indemnify, pay, protect, and hold harmless each Indemnitee (on the demand of and to the satisfaction of such Indemnitee) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, costs, expenses, and disbursements of any kind or nature provided that the same were not the result of a final adjudication of fraud, gross negligence, or willful misconduct on the part of the Indemnitee. The foregoing includes, without limitation, all reasonable legal fees, costs and expenses of defense, appeal, and settlement of any and all suits, actions, or proceedings instituted against such Indemnitee or the Company and all costs of investigation in connection therewith (collectively referred to as "Liabilities" for the remainder of this Section 6.8) that may be imposed on, incurred by, or asserted against an Indemnitee or the Company in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of the Company, or on the part of an Indemnitee. Notwithstanding the foregoing, each Indemnitee shall be liable, responsible and accountable, and the Company shall not be liable to any such Indemnitee, for any portion of such Liabilities that resulted from such Indemnitee's own fraud, gross negligence, or willful misconduct. If any action, suit, or proceeding shall be pending against the Company or an Indemnitee relating to or arising, or alleged to relate to or arise, out of any action or inaction, on their part, the Company shall have the right to employ, at the expense of the Company, separate counsel of its choice in such action, suit, or proceeding. The satisfaction of the obligations of the Company under this
     Section 6.8 shall be from and limited to the assets of the Company, and no Member shall have any liability on account thereof. The foregoing notwithstanding, the Manager and all Members and Affiliates shall be entitled to the fullest amount of indemnification under the Act.

6.9 Restriction on Third Party Liabilities. No Member shall have the power to incur any indebtedness or other liability on behalf of the Company or any other Member, except pursuant to a vote of a Majority of Sharing Percentages.

6.10 Time Devoted to Business -- Waiver of Conflict. The Manager shall devote such time to the business of the Company, as shall be necessary for the efficient conduct of the Company business. The Manager and the Members or their related entities shall at all times be free to engage, or represent others who engage, in all aspects of real estate investment or any other business for their own account, including investments which may compete with the business of the Company or any of its Members, and without any obligation to include the Company or the other Member in any such activity. Any claims based on a conflict of interest presented to a Member or the Company by virtue of the foregoing circumstances are expressly waived.

6.11 Meetings of Members.

     6.11.1 Annual Meetings. It is not anticipated that any annual meetings of the Members will be held. If any Member desires to hold a meeting, they shall have the right to do so at any time as provided in Section
          6.11.2 below.

     6.11.2 Special Meetings. Special meetings of the Members may be called by any Member or Manager.

     6.11.3 Vote Required. A Majority of Sharing Percentages must approve a matter brought before the Members at any meeting of the Members, which by the terms of this Agreement requires such approval.

     6.11.4 Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice.

     6.11.5 Action by Members Without a Meeting. Any action required or permitted to be taken by the Members at a meeting may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, and signed by all Members. Any action taken under this Section 6.11.5 shall be effective when all Members have signed the consent, unless the consent specifies a different effective date.

     6.11.6 Proxies. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the other Members before or at the time of the meeting.

     6.11.7 Telecommunication Meeting. Any meeting required to be held under the provisions of this Agreement or the Act may be held by means of a telephone conference or other communication or media or equipment so long as all Members and their representatives participating in the meeting can hear or communicate with each other at the same time. Participation by Members in such a meeting shall constitute presence at the meeting.

6.12 Rights and Obligations of Members.

     6.12.1 Limited Liability. Each Member's liability shall be limited as set forth in this Agreement, the Act or other applicable law. No Member shall be personally liable for any debts or losses of the Company except as set forth in this Agreement.

     6.12.2 Company Debt. A Member will not be personally liable for any debts or losses of the Company in excess of a Member's Capital Contribution or any obligation of a Member to make a Capital Contribution as specifically described in this Agreement or as otherwise specifically required by the Act.

6.13 Tax Matters Partner. CCI Entity is hereby designated as the Tax Matters Partner for purposes of Code ss. 6231.


                        7. TRANSFER OF COMPANY INTERESTS

7.1 No Transfers. Except with the prior written consent of the Majority of Sharing Percentages, or as described in Sections 7.2 and 7.3 below, no Member shall sell, transfer, assign, pledge or otherwise encumber, voluntarily or involuntarily, any portion of such Member's Company Interest or the right of such Member to profits of the Company or any other asset of the Company. Any sale, transfer, assignment or pledge by a Member or the encumbrance of a Member's Company Interest shall be void as against the Company and the other Members. In the event of any transfer of a Company Interest notwithstanding the provision of this Section 7.1, an Assignee shall not be a substituted Member in this Company without the written consent of the Majority of Sharing Percentages.

7.2 Transfer of Economic Interests. A Member may, without the consent of the other Members, sell, transfer, assign, pledge, or otherwise encumber a Member's interest in and to profits of the Company described in this Agreement to an Affiliate. In addition, the original Member shall remain responsible for all obligations and contributions, and shall retain all voting rights described in this Agreement.

7.3  Death, Disability, Insolvency, Bankruptcy, or Dissolution of a Member.

     7.3.1 Conversion to Assignee Status. The death, disability, insolvency, bankruptcy or dissolution of a Member (each a "Conversion Event") shall not cause a dissolution of the Company. Upon a Conversion Event, the Company Interest of a Member causing a Conversion Event shall be automatically converted as of the date of death, legal incompetency, insolvency, bankruptcy, or dissolution or as the case may be, to the status of an Assignee of an interest in the Company with the same Capital Account, and the same Company Interest as the deceased (except with the status of an Assignee instead of a Member), legally incompetent, insolvent, bankrupt or dissolved Member. For purposes of this Agreement, a Member shall be considered legally incompetent if it is judicially determined that the Member is under a legal disability by reason of incapacity, insanity or incompetency.

     7.3.2 CCI Entity's Option to Purchase a Company Interest. CCI Entity shall first have the option to purchase the Company Interest held by an Assignee under Section 7.3.1. This option shall be exercised by written notice from CCI Entity delivered to the Assignee within ninety
          (90) days following a Conversion Event. The purchase price for the Company Interest of the Assignee (which successor is referred to as the "Selling Member") shall be the amount which would have been distributed to such Member had all the Company's assets been sold for its then fair market value and debts or expenses of the Company discharged. In determining fair market value, the Selling Member and the Company (or other Members as appropriate, here collectively referred to as "Purchaser") shall use their best good faith efforts to determine fair market value. If the Selling Member and Purchaser cannot agree on fair market value within 30 days following a notice of intent to exercise the option, the Purchaser shall obtain an appraisal of the Company's assets by a qualified appraiser (the "Appraiser"). The Appraiser shall be appointed within 10 days after expiration of the 30 day period. The Appraiser shall deliver its written report of the value of Company's assets to the Selling Member and Purchaser no later than 30 days following its appointment. If the Selling Member agrees with the Appraiser's determination of value, such value shall be used in determining the purchase price. If the Selling Member disagrees with the report of the Appraiser, the Selling Member shall within 10 days of receipt of the Appraiser's report, appoint a second Appraiser to value the Company's assets. The second Appraiser shall deliver its report to the Purchaser and Selling Member within 30 days following its appointment. The value determined by the two appraisals shall be averaged for purposes of determining the purchase price. If one Appraiser is used, the cost shall be split between the Purchaser and Selling Member. If two Appraisers are used, the cost of the first Appraisal shall be borne by the Purchaser and the second Appraiser by the Selling Member. Upon determination of the value of the Company assets in accordance with the foregoing provisions, the Purchaser shall have five (5) days to exercise the option. If no such notice is given, then such right shall be deemed waived.

     7.3.3 Payment. The purchase price shall be payable as follows: (1) 25% in cash, or certified funds at closing; and (2) the remaining 75% evidenced by a negotiable promissory note due three years after closing payable in equal quarterly installments of interest and principal. The interest rate shall be the Prime Rate in effect at closing. Purchaser shall have the right to prepay at any time. The closing shall be held within 30 days after the determination of the purchase price is completed under subparagraph 7.4.1 above. At the closing, which shall be held at the principal place of business of the Company, the Selling Member shall deliver to the Purchaser a duly executed instrument of transfer and assignment with respect to the Selling Member's Company Interest, subject to no liens or encumbrances of any kind. The Purchaser shall execute a pledge agreement for the acquired Company Interest in favor of the Selling Member as security for the payment of the promissory note described above.

7.4 Additional Members. Commencing with the formation of the Company, the Members by unanimous written consent may determine to admit additional persons or entities as full substituted Members in this Company either by the issuance by the Company of additional Company Interests for such consideration as the Members by their unanimous vote shall determine or as a transferee of a Member's Company Interest or any portion thereof, subject to the terms and conditions of this Agreement.

                                   8. DEFAULT

8.1 Events of Default. The violation of any covenant or other provision of this Agreement or the Act shall constitute an event of default.

8.2 Remedies. In the event of a default under this Agreement, the non-defaulting Member(s) may provide the defaulting Member with a written notice identifying such default. Within 30 days from the receipt of such written notice, the defaulting Member shall be entitled to cure the default. In the event the default is not cured by the defaulting Member within such 30-day period, the defaulting Member shall forfeit its Company Interest, and any Capital Contributions to the extent made, any Priority Return and Returned Capital to the extent owed. Any Company Interest forfeited shall be allocated to the remaining Member.

8.3 Voting. While any Member is in default under the terms of this Article 8, the Member shall have no voting or management rights until such default is cured.

8.4 Remedies Non-Exclusive. The remedies set forth above are not intended to be exclusive. In the event of any default, a Member or the Company may assert the remedies set forth above or in addition thereto, any remedy under the Act as now or hereafter existing or at law or in equity. The remedies stated herein are cumulative and not exclusive.

                         9. TERMINATION AND DISSOLUTION

9.1 Dissolution. The Company shall be dissolved upon the occurrence of any one of the following events:

     9.1.1 Consent. The unanimous written agreement of all Members;

     9.1.2 Decree of Court. A decree of a Court having competent jurisdiction;

     9.1.3 Act. Operation of law or the Act or any other terms of this Agreement;

     9.1.4 Sale or Disposition. Total liquidation, sale or disposition of all Company assets.

9.2  Dissolution Procedure.

     9.2.1 Winding Up. Liquidation. and Distribution of Assets. Upon dissolution, the Members shall immediately proceed to wind up the affairs of the Company. The Members or such other representative shall:

          9.2.1.1 Sell or otherwise liquidate all of the Company's assets as promptly as practicable, except to the extent the Members, which hold the Majority of Sharing Percentages may determine to distribute any assets in kind;

          9.2.1.2 Allocate any profit or loss resulting from such sale and/or liquidation to the Members' Capital Accounts in accordance with
               Article 5;

          9.2.1.3 Discharge all liabilities of the Company, including liabilities to Members who may be creditors, to the extent otherwise permitted by law, and establish such reserves as may be reasonably necessary to provide for contingent liabilities of the Company in connection with the dissolution of the Company;

          9.2.1.4 Distribute the remaining assets to the Members in accordance with applicable provisions of Section 4.2.

     9.2.2 Deficit Balance in Capital Account. Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Treasury Regulation ss. 1.704-1 (b)(2), if any Member has a deficit Capital Account (after giving effect to all contributions, distributions, allocations, and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other person for any purpose whatsoever.

     9.2.3 Dissolution Documents.

          9.2.3.1 As soon as possible following dissolution, the Members or an appropriate representative designated by the Members, shall execute and file a Statement of Intent to Dissolve in such form as shall be prescribed by the Colorado Secretary of State. In addition, the Members or such appropriate representative shall execute and file such documents in other jurisdictions, which may be required in connection with the dissolution of the Company.

          9.2.3.2 Upon completion of the winding up, liquidation, and distribution of the assets as described in Paragraph 9.2.1 above, the Company shall be deemed terminated. Furthermore, when all debts, liabilities, and obligations have been paid and discharged, or adequate provisions have been made therefore and all of the remaining property and assets have been distributed to the Members, Articles of Dissolution shall be executed in duplicate, verified by the persons signing the Articles, and filed with the Colorado Secretary of State. The Articles of Dissolution shall be in the form required by the Act.

          9.2.3.3 Upon the issuance of the Certificate of Dissolution, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate actions as provided in the Act.

9.3 Return of Contribution. Except as provided by law or the Act, upon dissolution, each Member shall look solely to the assets of the Company for the return of its contribution. If the Company's assets remaining after the payment or discharge of the debts or liabilities of the Company are insufficient to return the contributions of one or more Members, such Member or Members shall have no recourse against the other Member.


                             10. DISPUTE RESOLUTION

     In the event the Members are unable to resolve any dispute concerning the operation of the Company or any issue pertaining or in any way related to this Agreement or the terms hereof, including, without limitation, any dispute, which they could otherwise make the subject of a court action, the Members agree to resolve the dispute in accordance with this Article 10.

10.1 Mediation. Prior to filing litigation, requesting binding arbitration or instituting the procedures of Section 10.2 below, the Members agree to mediate any dispute or disagreement in accordance with the procedure outlined in this Section 10.1. When any Member determines that an unresolved dispute exists, such party shall give the other party(s) a written notice to mediate ("Notice to Mediate") such unresolved dispute. The mediation shall be before an independent third party. In the event the Members cannot agree upon a mediator within ten (10) days after delivery of a Notice to Mediate, then any Member may apply to the presiding judge of the District Court of the City and County of Denver, or the presiding judge of the United States District Court for the District of Colorado for the appointment of a mediator. The parties agree to enter into mediation in good faith in an attempt to resolve the dispute. In the event the parties fail to resolve the dispute by mediation within thirty (30) days following delivery of a Notice to Mediate, a Member may take such other action as may be permitted at law, in equity or pursuant to the Act and, in addition, may institute the procedures of Section 10.2 below.

10.2 Purchase Between Members. Notwithstanding any other right or provision in this Agreement, at any time after the First Closing and compliance with
     Section 10.1 above, if a dispute remains between Members, any Member (the "Electing Member") shall have the right to require the other Member(s) (the "Determining Member(s)") to, at the option of the Determining Member(s) either (i) purchase ("Purchase") all of the Electing Member's Company Interest, or (ii) sell ("Sell") all of the Determining Members' Company Interest(s) to the Electing Member.

     10.2.1 Election.

          10.2.1.1 The Electing Member shall exercise his right pursuant to this
               Section 10.2 by written notice ("Election Notice") delivered to the Determining Member(s) which shall set forth the amount determined by the Electing Member in its sole discretion to be the value of the Company net of Company Liabilities (the "Company Value"). The Electing Member shall also set forth in the Election Notice the proposed terms of purchase of the Company Interest, which terms of purchase shall be applicable to the sale by either the Electing Member or the Determining Member(s).

          10.2.1.2 Within thirty (30) days after receipt of the Election Notice by the Determining Member(s), the Determining Member(s) shall notify the Electing Member in writing ("Sale Notice") of its determination to either Purchase or Sell.

     10.2.2 Purchase Price. The purchase price for the Company Interest of the Electing Member or the Determining Member(s), which sell its interests hereunder, shall be the amount that such Member would receive pursuant to the terms of this Agreement if the assets of the Company had been sold at the Company Value (which Company Value shall be net of liabilities) and the proceeds of the sale distributed to the Members in accordance with the liquidation provisions in Section 4.2.

     10.2.3 Terms of Purchase. Within thirty (30) days after the receipt by the Electing Member of the Sale Notice, the purchasing Member shall comply with the purchase terms set forth in the Election Notice and the selling Member shall transfer and assign all of his Company Interest in the Company in accordance with the Election Notice. The date and place of the sale and purchase shall be designated by the Electing Member in the Election Notice; provided, however, that such date shall be no later than sixty (60) days after the Election Notice has been delivered to the Determining Member(s).

     10.2.4 Failure to Respond. In the event that the Determining Member(s) shall fail to deliver the Sale Notice within the applicable thirty-day period set forth in Section 10.2.1.2, the Determining Member(s) shall be deemed to have elected and agreed to sell his/their Company Interest(s) to the Electing Member.

     10.2.5 Assumption of Company Obligations. In the event any Member exercises the option to Purchase the other Members' Company Interest(s) pursuant to this Section 10.2, the purchasing Member(s) shall assume all of the selling Member's remaining obligations with respect to the Company, including, without limitation, the obligation to make additional Capital Contributions to the Company. In addition, in the event any Member is a selling Member under this Section 10.2, the purchasing Member shall pay off all loans from the selling Member to the Company concurrent with a Purchase under this Section 10.2.


                             11. GENERAL PROVISIONS

11.1 Notices. All notices, consents, waivers, directions, requests, votes or other instruments or communications provided for under this Agreement shall be in writing, signed by the party giving the same, and shall be deemed properly given when actually received or when mailed, postage prepaid, certified, return receipt requested, addressed to the parties hereto at their addresses appearing on the signature pages of this Agreement. Each Member, by written notice to all other Members and the Company, may specify any other address for the receipt of such instruments or communications.

11.2 Integration. This Agreement embodies the entire agreement and understanding among the Members and supersedes all prior agreements and understandings, if any, among and between the Members relating to the subject matter hereof.

11.3 Applicable Law. This Agreement and the rights of the Members shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

11.4 Counterparts. This Agreement may be executed in several counterparts and all counterparts so executed shall constitute one Agreement binding on all parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

11.5 Severability. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby.

11.6 Inurement. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the Members and their respective heirs, executors, administrators, successors and assigns.

11.7 Headnotes. Headnotes are used merely for reference purposes and do not affect context in any manner.

11.8 Gender. Wherever applicable, the pronouns designating the masculine or neuter shall equally apply to the feminine, neuter and masculine genders. Furthermore, wherever applicable within this Agreement, the singular shall include the plural.

11.9 Exhibits. Exhibits referred to in this Agreement are incorporated by reference into this Agreement.


11.10 Attorneys' Fees. Should any action be brought in connection with this Agreement, including, without limitation, actions based on contract, tort or statute, the prevailing party in such action shall be awarded all costs and expenses incurred in connection with such action, including reasonable attorneys' fees. The provisions of this Paragraph 11.10 shall survive the Closing, expiration or the termination of this Agreement. This Section
     11.10 shall not apply to expenses incurred in mediation.

11.11 Waiver of Partition. All Members specifically waive any direct or indirect right they now have or may hereafter acquire to cause the Property or any other assets of the Company now or hereafter acquired to be the subject of a partition suit.

11.12 Additional Documents. Each Member agrees to execute with acknowledgment, if required, any and all documents and writings which may be necessary or expedient in the confirmation of this Company and the achievement of its purposes; however, such document shall neither create greater obligation of the Members nor change their Company Interests unless such is in accordance with the express terms of this Agreement or the operation of its provisions.

11.13 Amendments. This Agreement is subject to amendment only by the written consent of all the Members and such amendment shall be effective as of the date the amendment is executed by the Members or such other date as all the Members shall choose. Such amendment shall be binding upon and inure to the benefit of all Members.



     IN WITNESS WHEREOF, the undersigned Members of this Company have executed this Agreement as of the day and year first above written.


MEMBERS:           CCI ENTITY


                   By:  /s/
                           -----------------------------------------------------
                   Its:
                         -------------------------------------------------------



                   CHARMAR PROPERTY ACQUISITIONS, INC., a California Corporation


                   By:   /s/ Dennis Smith
                         -------------------------------------------------------
                   Its:  President
                         -------------------------------------------------------


MANAGER:           NATIONAL RESTAURANT DEVELOPMENT, INC


                   By:  /s/
                           -----------------------------------------------------
                   Its:
                         -------------------------------------------------------

                                   EXHIBIT A-1
                            TO OPERATING AGREEMENT OF
                             L-S CORONA POINTE, LLC



                     Members, Allocation Percentages/Sharing
                     ---------------------------------------
                    Percentages/Initial Capital Contributions
                    -----------------------------------------

                                                                   Initial
                                      Allocation     Sharing       Capital
Member                                Percentage     Percentages   Contribution
----------------------------------    ----------     -----------   ------------
Charmar Property Acquisitions, Inc.       50%            49.99%      $0
CCI Entity                                50%            50.01%      $1,000.20